Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Encorium Group, Inc. on Form S-8 (File Numbers 333-139337, 333-138305 and 333-115737) of our report dated September 30, 2011, relating to the 2010 and 2009 consolidated financial statements appearing in this Annual Report on Form 10-K of Encorium Group, Inc. for the year ended December 31, 2010.

/s/ ASHER & COMPANY, Ltd. ASHER & COMPANY, Ltd.
Philadelphia, Pennsylvania
September 30, 2011